EXHIBIT 99.1

Contacts:

Michael O. Staiger

Executive Vice President and

Chief Financial Officer

Copper Mountain Networks, Inc.

858.410.7110

IR@coppermountain.com

COPPER MOUNTAIN NETWORKS ANNOUNCES FIRST QUARTER 2004

FINANCIAL RESULTS AND PROVIDES FEDERAL SECURITIES LITIGATION UPDATE

Announced Strategic Agreement with Ericsson, Shipped VantEdge Access BRAS for New PTT Lab Trial in Asia

PALO ALTO, Calif., April 20, 2004—Copper Mountain Networks, Inc. (Nasdaq: CMTN), a leading provider of intelligent broadband access solutions, today announced financial results for the first quarter of 2004 and provided an update regarding pending federal securities litigation.

Net revenue for the first quarter of 2004 was $2.0 million, compared with $3.1 million in the fourth quarter of 2003. Net loss on a generally accepted accounting principles (GAAP) basis for the first quarter of 2004 was $5.7 million, or $0.99 per share, compared to a net loss of $5.4 million, or $0.93 per share in the fourth quarter of 2003.

The net loss for the first quarter of 2004 includes a non-cash stock-based compensation charge of $0.6 million. The net loss for the fourth quarter of 2003 includes a non-cash stock-based compensation charge of $0.7 million.

Net cash and short-term investments utilized during the first quarter of 2004 was $5.7 million, versus $4.6 million during the fourth quarter of 2003. Cash and short-term investments totaled $17.3 million at the end of the first quarter of 2004.

Key recent accomplishments include:

•	Announced a strategic agreement with Ericsson to create and market value-added solutions that address key issues in the architectural evolution of large carrier broadband access networks. The agreement includes a multi-year OEM contract, under which Ericsson can integrate Copper Mountain’s VantEdge Access BRAS with its IP Service Engine and System

-more-

Copper Mountain Networks Announces First Quarter 2004 Financial Results

Support. The initial focus of the alliance will be on large service providers in North America;

•	Announced the shipment of VantEdge equipment for our first Asian PTT lab trial;

•	Announced four strategic distribution agreements for the Asia-Pacific region, primarily focused on China, Singapore, Malaysia and Taiwan; submitted responses to Requests for Proposals (RFPs) from one carrier in China and another in Southeast Asia;

•	Announced that the VantEdge has completed the China Telecommunications Technology Labs (CTTL) product acceptance and lab testing phases, and has entered the lab trial phase. CTTL is the organization responsible for certifying products for deployment into China’s telecommunications infrastructure via the Network Access License process commonly referred to as “Type Approval”;

•	The VantEdge was selected by a National Local Exchange Carrier (NLEC) with operations in several states nationwide; this NLEC has completed its first commercial deployment of VantEdge, and a second deployment is planned in the coming weeks;

•	Announced commercial deployment of VantEdge by two additional Independent Operating Companies (IOCs), OTELCO Telephone and DTC Communications.

“Our first quarter results are consistent with our guidance and reflect our ongoing transition to the rapidly-emerging BRAS market. This transition has accelerated in recent months, as evidenced by our strategic agreement with Ericsson, our entry into the Asia-Pacific market, and our first PTT lab trial in the Asia-Pacific region,” said Rick Gilbert, Chairman and CEO of Copper Mountain Networks. “In parallel, our RFP response team has been extremely busy since the beginning of the year. The BRAS market has continued to gain momentum, with several large carrier BRAS RFPs reaching the proposal submission stage within the past three months. Our product maturity, price/performance, and unique suite of networking and management capabilities are very well-suited to these projects, and we are optimistic about our ability to compete for this business.”

Federal Securities Litigation Update

On April 2, 2004, the United States District Court for the Northern District of California dismissed the federal securities litigation against the Company, its CEO and its former CFO. The Court dismissed many of the allegations in the complaint “with prejudice,” including allegations relating to financial projections and forward-looking statements. The Court also dismissed all of the remaining allegations in the complaint based on deficiencies in those allegations, and the Court gave plaintiffs 60 days to attempt to remedy these deficiencies with an amended Complaint. The Company intends to vigorously defend against any amended complaint, which defense will include a renewed motion to dismiss.

-more-

Copper Mountain Networks Announces First Quarter 2004 Financial Results

Copper Mountain Networks’ first quarter 2004 earnings conference call will be broadcast live today at 1:30 p.m. PDT (4:30 p.m. EDT). The dial-in number for the conference call is 1.800.299.6183 (U.S./Canada) and 1.617.801.9713 (International). Please call a few minutes early to allow time for all participants to join. The live Webcast can be accessed through the Investor Relations section on the Copper Mountain Web site at www.coppermountain.com or www.streetevents.com.

A replay of the conference call will be available on Copper Mountain’s Web site approximately 45 minutes after the call concludes. For replay telephone access, dial 1.888.286.8010 (U.S./Canada) or 1.617.801.6888 (International) and enter passcode number 92236661. The telephone replay will be available for one week after the call. The Webcast replay will be available on Copper Mountain’s Web site until the results for the current fiscal quarter are released.

About Copper Mountain Networks

Copper Mountain Networks, Inc. (Nasdaq: CMTN) is a leading provider of intelligent broadband access solutions. The company offers a broad set of subscriber access and broadband remote access server (BRAS) equipment for ILECs, IXCs, PTTs, CLECs, IOCs, and other facilities-based carrier networks worldwide. These products enable efficient and scalable deployment of advanced voice, video, and data services while leveraging existing network infrastructures and reducing both capital and operational costs. Copper Mountain’s products have been proven in some of the world’s largest broadband network deployments. For more information, please visit the company’s World Wide Web site at http://www.coppermountain.com. For investor relations information, contact us at 858.410.7110 or IR@coppermountain.com.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events based on current expectations and are subject to risks and uncertainties, such as statements regarding Copper Mountain’s unproven operating plan and customer acceptance of Copper Mountain’s products. Copper Mountain wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: our ability to successfully introduce and commercialize the VantEdge product and the market acceptance of this product; our ability to form and maintain

-more-

Copper Mountain Networks Announces First Quarter 2004 Financial Results

successful marketing and distribution relationships with strategic partners, value-added resellers and other distribution partners; our ability to penetrate the incumbent local exchange carrier (ILEC), inter-exchange carrier (IXC), international postal, telephone and telegraph (PTT), and independent operating company (IOC) service provider markets with the VantEdge product; our ability to commence and successfully complete laboratory trials with our current and prospective customers; our ability to realize sufficient revenues in the future to sustain our operations or achieve profitability on an annual or quarterly basis; the need for additional financing and risks related to obtaining adequate financing in the current market environment; factors which could affect our profit margins or lead to increased expenses; factors affecting the demand for DSL and other broadband technologies; general economic conditions, and the extent and timing of the economic recovery, which are beyond Copper Mountain’s ability to control. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. Further, Copper Mountain expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof. We refer you to the documents Copper Mountain files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2003 and other reports and filings made with the Securities and Exchange Commission.

Copper Mountain and all Copper Mountain product names are trademarks of Copper Mountain Networks, Inc. All other marks are the property of their respective owners.

-more-

Copper Mountain Networks Announces First Quarter 2004 Financial Results

Copper Mountain Networks, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2004	2003
Net revenue	$1,989	$3,571
Cost of revenue	647	976

Gross margin	1,342	2,595
Operating expenses:
Research and development	3,391	3,437
Sales and marketing	1,489	1,722
General and administrative	1,612	2,049
Amortization of deferred stock compensation	594	632
Recovery of bad debt	—	(689)

Total operating expenses	7,086	7,151

Loss from operations	(5,744)	(4,556)
Other income, net	38	16

Net loss	$(5,706)	$(4,540)

Basic and diluted net loss per share	$(0.99)	$(0.82)
Basic and diluted common stock equivalent shares	5,778	5,562

Condensed Balance Sheets

(in thousands)

	Mar. 31, 2004	Dec. 31, 2003
Assets
Current assets:
Cash and S-T investments	$17,311	$22,980
Accounts receivable	896	1,305
Inventory	2,508	2,194
Other current assets	952	734

Total current assets	21,667	27,213
Property and equipment, net	1,884	2,172
Other assets	619	619

	$24,170	$30,004

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,567	$1,127
Accrued liabilities	5,774	6,333
Current notes payable	79	168

Total current liabilities	7,420	7,628
Notes payable	—	—
Other liabilities	1,767	2,298
Total stockholders’ equity	14,983	20,078

	$24,170	$30,004